Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 3, 1998

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


    Pennsylvania                    0-16276                    23-2449551
(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of incorporation)                                     Identification No.)

   101 North Pointe Boulevard, Lancaster, Pennsylvania             17601-4133
                     (Address of principal executive offices)      (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                          N/A
  (Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS

     On February 3, 1998, Bank of Lancaster County, N.A.., a wholly-owned subsidiary of Sterling Financial Corporation, issued a press release announcing jointly with CoreStates Bank, N.A. its plans to purchase the accounts of the Leola branch of Corestates Bank, which press release is attached as Exhibit 99 hereto incorporated herein by reference.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS.


     (c) Exhibits:

          99 Press Release, of Bank of Lancaster County, dated February 3, 1998, re: Bank of Lancaster County to Purchase Leola Branch Accounts from
              CoreStates

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    Sterling Financial Corporation

                              By:
                                       John E. Stefan, Chairman of the Board,
                                   President and Chief Executive Officer


DATE:   February 3, 1998


                          EXHIBIT INDEX

                                                       Page Number in
                                                       Manually Signed
  Exhibit                                               Original

   99        Press Release, dated February 3, 1998,
             of Bank of Lancaster County re: Bank of Lancaster
             County to Purchase Leola Branch Accounts
             from Corestates                                    5

EXHIBIT 99



FOR IMMEDIATE RELEASE


Date:               February 3, 1998
Contact Person:     John E. Stefan, Chairman and
                    President
                    (717) 581-6030


         Bank of Lancaster County to Purchase
        Leola Branch Accounts from CoreStates

Bank of Lancaster County, N.A., a wholly-owned subsidiary of Sterling Financial Corporation, announced jointly today with CoreStates Bank, N.A. its plans to purchase the accounts of the Leola branch of CoreStates Bank. The transaction is unrelated to CoreStates Financial Corp's pending merger with First Union Corporation.
     The branch office is located at 161 Newport Road, Leola and was formerly owned by Meridian Bank, which was merged into CoreStates in 1996. In December 1995, Bank of Lancaster County acquired two other branch offices from CoreStates Bank: one located at 16 East Main Street, Leola and the other located 280 North Reading Road, Ephrata. While the December 1995 acquisition included real estate and customer accounts, this purchase agreement consists exclusively of customer accounts. The transaction is considered a branch relocation, since the accounts will be transferred to Bank of Lancaster County's existing branch office, located less than a mile away at 16 East Main Street, Leola. Employment elsewhere in the CoreStates organization will be offered to the three part-time employees of the branch.
     Chairman and President, John E. Stefan, emphatically stated, "This transaction strengthens our commitment to the Leola community. Bank of Lancaster County has been interested in purchasing this particular office for some time now and is pleased to bring this transaction to fruition."
     Bank of Lancaster County currently operates thirty branch offices, in addition to the bank's wholly owned subsidiary, Town and Country Leasing, Inc. The bank's Web site is located at www.blcnet.com.
     Sterling Financial Corporation, the holding company for Bank of Lancaster County, N.A., began trading its common stock in the NASDAQ National Market on January 29, 1998 using the trading symbol
SLFI.   Sterling Financial Corporation, headquartered in Lancaster,
Pennsylvania, will report year-end assets of approximately $845 million.
     CoreStates Financial Corp is a Philadelphia-based holding company with assets of approximately $48.5 billion. The company markets broadly diversified financial products and services in the Middle Atlantic region and selected products and services worldwide. Its home page address is http://www.corestates.com.
     On November 18, 1997, First Union and CoreStates announced an agreement to merge. The merger is expected to be consummated by April 30, 1998, pending CoreStates and First Union shareholder approval, regulatory approvals and other customary conditions of closing.